CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 12, 2007 (Except for Note 15, as to which the date is May 12, 2008) in this Pre-Effective Amendment No.3 to Form S-1/A of Jpak Group, Inc. for the registration of shares of its common stock.  We also consent to the reference to to our firm under the caption “Experts” in such Registration Statement.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC
Parsippany, New Jersey